EXHIBIT 21.1

                  Subsidiaries of OEI International, Inc.(1)

SUBSIDIARY                                         STATE OF ORGANIZATION
----------                                         ---------------------
Petrocon Engineering, Inc. (2)                             Texas

   Petrocon Engineering of Louisiana,                    Louisiana
     Inc. (3)

   Petrocon Systems, Inc. (3)                              Texas

   Petrocon Technologies, Inc. (3)                         Texas

   Petrocon Construction Resources, Inc. (3)               Texas

   Triangle Engineers and Constructors,                    Texas
     Inc. (3)

    RPM Engineering, Inc. (3)                            Louisiana

    Alliance Engineering, Inc. (3)                         Texas

    Petrocon FSC, Ltd. (3)                          U.S. Virgin Islands

Paulus, Sokolowski and Sartor, Inc. (2)                 New Jersey

Gulsby Engineering, Inc. (2)                               Texas

   Gulsby International Engineers,                  U.S. Virgin Islands
     Limited (3)

W-Industries, Inc. (2)                                     Texas

Chemical & Industrial Engineering, Inc. (2)              Kentucky

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(1)   List of subsidiaries as of the closing of the Offering and the Pending
      Acquisitions.

(2)   Represents a first-tier subsidiary.

(3)   Represents a second-tier subsidiary.